JACKSON CREDIT OPPORTUNITIES FUND 486BPOS

Exhibit 99.25(2)(s)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as trustees of JACKSON CREDIT OPPORTUNITIES FUND (333-273363), a Massachusetts business trust, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto, for the registration under said Acts of the sale of shares of beneficial interest of Jackson Credit Opportunities Fund, hereby constitute and appoint Susan S. Rhee and Emily J. Bennett, his/her attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements and any and all amendments thereto, and any other filings in connection therewith, and to file the same, with all exhibits thereto and other documents, granting unto said attorneys, each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as they might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of July 2, 2026.

/s/ Eric O. Anyah	/s/ Eric A. Thomas
Eric O. Anyah, Trustee	Eric A. Thomas, Trustee

/s/ Michael J. Bouchard	/s/ Mark S. Wehrle
Michael J. Bouchard, Trustee	Mark S. Wehrle, Trustee

/s/ Ellen Carnahan	/s/ Edward C. Wood
Ellen Carnahan, Trustee	Edward C. Wood, Trustee

/s/ John W. Gillespie	/s/ Patricia A. Woodworth
John W. Gillespie, Trustee	Patricia A. Woodworth, Trustee

/s/ Elisa Zuñiga Ramirez	/s/ Mark D. Nerud
Elisa Zuñiga Ramirez, Trustee	Mark D. Nerud, Trustee, President, Chief Executive Officer (Principal Executive Officer), and Chief Operating Decision Maker of the Trust

/s/ William R. Rybak	/s/ Garett J. Childs
William R. Rybak, Trustee	Garett J. Childs, Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)